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                                                                     EXHIBIT 21
                   SUBSIDIARIES OF UNITED CITIES GAS COMPANY


                                                              STATE OF
                    NAME                                   INCORPORATION           PERCENT OF STOCK
                    ----                                   -------------           ----------------
United Cities Gas Storage Company......................       Delaware                   100%

UCG Energy Corporation.................................       Delaware                   100%

United Cities Propane Gas of Tennessee, Inc. (wholly-
  owned subsidiary of UCG Energy Corporation)..........      Tennessee                   100%

UCG Leasing, Inc. (wholly-owned subsidiary
  of UCG Energy Corporation)...........................       Georgia                    100%
